Exhibit 99.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTED, that each director and officer of Kornit Digital Ltd. whose signature appears below hereby appoints Gabi Seligsohn and Guy Avidan, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to the Registration Statement on Form F-1 of Kornit Digital Ltd. (333-202291), initially filed with the Securities and Exchange Commission on February 25, 2015, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date
/s/ Lauri Hanover
Lauri Hanover	Director	March 18, 2015
/s/ Alon Lumbroso
Alon Lumbroso	Director	March 18, 2015
/s/ Jerry Mandel
Jerry Mandel	Director	March 18, 2015
/s/ Dov Ofer
Dov Ofer	Director	March 18, 2015